UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2012
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	Other Events

On July 27, 2012, Caterpillar Inc. (the “Company”) issued a press release announcing the commencement of private offers to exchange (the “Exchange Offers”) certain of its outstanding series of debentures and senior notes (the “Old Debentures”) for a combination of a new series of the Company's debentures due 2042 (the “New Debentures”) and cash. The Exchange Offers are being conducted by the Company upon the terms and subject to the conditions set forth in a confidential offering memorandum, dated July 27, 2012, and the related letter of transmittal. The Exchange Offers are only being made, and the New Debentures are only being offered and will only be issued, to holders of Old Debentures (i) in the United States that are “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in a private transaction in reliance upon the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) thereof, or (ii) outside the United States that are persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act, in offshore transactions in compliance with Regulation S under the Securities Act. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The New Debentures have not been registered under the Securities Act or any state securities laws. Therefore, the New Debentures may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
The following exhibit is filed with this Current Report on Form 8-K

Exhibit Number	Description of Exhibit

	99.1	Caterpillar Inc. press release dated July 27, 2012.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

July 27, 2012	By:	/s/James B. Buda
James B. Buda
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Caterpillar Inc. press release dated July 27, 2012.